Termination Agreement regarding
the Equity Pledge Agreement

Party A: Detian Yu Biotechnology (Beijing) Co. Limited （德天御生态科技（北京）有限公司）
Domicile: Unit 807, Building A, North Star Century Centre, North Star Road West No. 8 Yuan, Chaoyang District, Beijing （北京市朝阳区北辰西路8号院北辰世纪中心A座807）

Party B: Zhao Jing (赵晶)
ID Card No.: 142401198203010928

Party C: Zhao Peilin（赵培林）
ID Card No.: 42401197408022717

WHEREAS:

1.
Party A, Party B and Party C have entered into an Equity Pledge Agreement dated November 16, 2010, pursuant to which Party B and Party C agree to pledge all of their equity interests in Jinzhonglongyue Investment Consulting Service Co., Ltd. (晋中龙跃投资咨询服务有限公司) (hereinafter referred to as “Jinzhonglongyue”) to Party A, to guarantee the performance of all the obligations or debts under the Business Cooperation Agreement and Exclusive Management and Consulting Service Agreement both dated November 16, 2010 assumed by Jinzhonglongyue, and to counter-guarantee the payment made by Party A to Jinzhonglongyue for the performance of joint and several liabilities guarantee assumed by the Party A under the Business Operation Agreement.

2.
The Exclusive Management and Consulting Service Agreement and Business Cooperation Agreement entered into by and between Party A and Jinzhonglongyue on November 16, 2010 have been terminated on 【】; the Business Operation Agreement entered into by and between Party A and Jinzhonglongyue, Party B, Party C on November 16, 2010 has been terminated on 【】.

3.
As provided in the Equity Pledge Agreement, the pledge period is from the signing date of such agreement to the date that the Exclusive Management and Consulting Service Agreement, Business Cooperation Agreement and Business Operation Agreement have all been terminated.

UPON FRIENDLY NEGOTIATION, NOW IT IS HEREBY AGREED AS FOLLOWS:

1.	Terminate the Equity Pledge Agreement entered into by and between Party A, Party B and Party C.

2.
After the Termination Agreement regarding the Equity Pledge Agreement (hereinafter referred to as “this Agreement”) become effective, Party B and Party C shall no longer be liable for any new obligation and debt incurred under the Business Cooperation Agreement and Exclusive Management and Consulting Service Agreement, which shall be assumed by Jinzhonglongyue.

3.
This Agreement shall be made upon signature (where the parties are natural persons) or seal and signature (where the parties are legal persons) by all parties and become effective upon cancellation of record of equity pledge from register of shareholders of Jinzhonglongyue , where the equity pledge has been registered; or this Agreement shall become effective upon signature (where the parties are natural persons) or seal and signature (where the parties are legal persons) by all parties, where the equity pledge has not been registered. The Equity Pledge Agreement shall be terminated as of the effective date of this Agreement and no longer binding upon all the parties hereto.

4.	This Agreement shall be in triplicate, one for each party and each shall be equally valid.

（Below is signing page without text）

(Here is signing page without text)

Party A：（seal）

By：（sign） /s/ Authorized Person
Signing date： December 20, 2011

Party B:（sign） /s/ Zhao Jing
Signing date： December 20, 2011

Party C:（sign） /s/ Zhao Peilin
Signing date： December 20, 2011